Exhibit 1.1.1

EXECUTION VERSION

Pricing Agreement

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

As Representatives of the several
Underwriters named in Schedule I hereto.

September 26, 2016

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 26, 2016 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Christine Wheatley

Name:	Christine Wheatley
Title:	Group Vice President, Secretary and General Counsel

[Signature Page to Pricing Agreement]

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

By: Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski

Name: Brian D. Bednarski
Title: Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Adam Greene

Name: Adam Greene
Title: Vice President

By: Wells Fargo Securities, LLC.

By:	/s/ Kevin Smith

Name: Kevin Smith
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 1.500% Senior Notes Due 2019	Principal Amount of 2.650% Senior Notes Due 2026	Principal Amount of 3.875% Senior Notes Due 2046
Citigroup Global Markets Inc.	$75,000,000	$112,500,000	$75,000,000
Goldman, Sachs & Co.	75,000,000	112,500,000	75,000,000
Wells Fargo Securities, LLC	75,000,000	112,500,000	75,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	22,500,000	52,500,000	35,000,000
BNY Mellon Capital Markets, LLC	35,000,000	33,750,000	22,500,000
Fifth Third Securities, Inc.	35,000,000	52,500,000	35,000,000
PNC Capital Markets LLC	22,500,000	52,500,000	35,000,000
Santander Investment Securities Inc.	35,000,000	33,750,000	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,500,000	33,750,000	22,500,000
MUFG Securities Americas Inc.	22,500,000	33,750,000	22,500,000
Mizuho Securities USA Inc.	22,500,000	33,750,000	22,500,000
RBC Capital Markets, LLC	22,500,000	33,750,000	22,500,000
U.S. Bancorp Investments, Inc.	22,500,000	33,750,000	22,500,000
The Williams Capital Group, L.P.	12,500,000
CastleOak Securities, L.P.		18,750,000	12,500,000
Total	$500,000,000	$750,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

1.500% Senior Notes due 2019

2.650% Senior Notes due 2026

3.875% Senior Notes due 2046

Aggregate Principal Amount:

$500,000,000 of 1.500% Senior Notes due 2019

$750,000,000 of 2.650% Senior Notes due 2026

$500,000,000 of 3.875% Senior Notes due 2046

Price to Public:

99.951% of the principal amount of the 1.500% Senior Notes due 2019, plus accrued interest from October 3, 2016

99.676% of the principal amount of the 2.650% Senior Notes due 2026, plus accrued interest from October 3, 2016

99.963% of the principal amount of the 3.875% Senior Notes due 2046, plus accrued interest from October 3, 2016

Purchase Price by Underwriters:

99.601% of the principal amount of the 1.500% Senior Notes due 2019, plus accrued interest from October 3, 2016

99.026% of the principal amount of the 2.650% Senior Notes due 2026, plus accrued interest from October 3, 2016

99.088% of the principal amount of the 3.875% Senior Notes due 2046, plus accrued interest from October 3, 2016

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental

Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture, dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, dated January 15, 2016, the Thirty-Seventh Supplemental Indenture, dated January 15, 2016, the Thirty-Eighth Supplemental Indenture, to be dated October 3, 2016, the Thirty-Ninth Supplemental Indenture, to be dated October 3, 2016 and the Fortieth Supplemental Indenture, to be dated October 3, 2016.

Maturity:

The 1.500% Senior Notes due 2019 will mature on September 30, 2019

The 2.650% Senior Notes due 2026 will mature on October 15, 2026

The 3.875% Senior Notes due 2046 will mature on October 15, 2046

Interest Rates:

The 1.500% Senior Notes due 2019 will bear interest from October 3, 2016 at 1.500%

The 2.650% Senior Notes due 2026 will bear interest from October 3, 2016 at 2.650%

The 3.875% Senior Notes due 2046 will bear interest from October 3, 2016 at 3.875%

Interest Payment Dates:

Interest on the 1.500% Senior Notes due 2019 is payable semiannually on March 30 and September 30 of each year, commencing on March 30, 2017

Interest on the 2.650% Senior Notes due 2026 is payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2017

Interest on the 3.875% Senior Notes due 2046 is payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2017

Redemption Provisions:

As described in the term sheet dated September 26, 2016 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated September 26, 2016

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated September 26, 2016

Guarantees:

None

Time of Delivery:

October 3, 2016

Closing Location:

Offices of Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
31st Floor
New York, New York 10022

Name and Address of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013
Attention: General Counsel

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Schedule III

Time of Sale Information

1.                                      Preliminary Prospectus Supplement, dated September 26, 2016, including the base prospectus included therein, dated December 13, 2013

2.                                      Term sheet, dated September 26, 2016, included on Schedule IV

Schedule IV
The Kroger Co.

Pricing Term Sheet
Dated September 26, 2016

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	September 26, 2016
Settlement Date:	October 3, 2016 (T+5)
Denominations:	$2,000 x $1,000

1.500% Senior Notes Due 2019

Principal Amount:	$500,000,000
Maturity Date:	September 30, 2019
Coupon:	1.500%
Benchmark Treasury:	UST 0.875% due September 15, 2019
Benchmark Treasury Price / Yield:	100-00 ¾ / 0.867%
Spread to Benchmark Treasury:	T + 65 basis points
Yield to Maturity:	1.517%
Price to Public:	99.951%
Interest Payment Dates:	March 30 and September 30, commencing on March 30, 2017
Make-Whole Call:	Treasury Rate plus 10 basis points
CUSIP/ISIN:	501044 DD0 / US501044DD07

2.650% Senior Notes Due 2026

Principal Amount:	$750,000,000
Maturity Date:	October 15, 2026
Coupon:	2.650%
Benchmark Treasury:	UST 1.500% due August 15, 2026
Benchmark Treasury Price / Yield:	99-06+ / 1.587%
Spread to Benchmark Treasury:	T + 110 basis points
Yield to Maturity:	2.687%
Price to Public:	99.676%
Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2017
Make-Whole Call:	Treasury Rate plus 20 basis points (prior to

July 15, 2026)
Par Call:	On or after July 15, 2026 (three months prior to maturity)
CUSIP/ISIN:	501044 DE8 / US501044DE89

3.875% Senior Notes Due 2046

Principal Amount:	$500,000,000
Maturity Date:	October 15, 2046
Coupon:	3.875%
Benchmark Treasury:	UST 2.500% due May 15, 2046
Benchmark Treasury Price / Yield:	103-22 / 2.327%
Spread to Benchmark Treasury:	T + 155 basis points
Yield to Maturity:	3.877%
Price to Public:	99.963%
Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2017
Make-Whole Call:	Treasury Rate plus 25 basis points (prior to April 15, 2046)
Par Call:	On or after April 15, 2046 (six months prior to maturity)
CUSIP/ISIN:	501044 DF5 / US501044DF54

Joint Book-Running Managers:
1.500% Senior Notes Due 2019

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC
BNY Mellon Capital Markets, LLC
Fifth Third Securities, Inc.
Santander Investment Securities Inc.

2.650% Senior Notes Due 2026 and 3.875% Senior Notes Due 2046

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC
Co-Managers:
1.500% Senior Notes Due 2019

BB&T Capital Markets, a division of BB&T Securities, LLC
PNC Capital Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
MUFG Securities Americas Inc.
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

2.650% Senior Notes Due 2026 and 3.875% Senior Notes Due 2046

BNY Mellon Capital Markets, LLC
Santander Investment Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
MUFG Securities Americas Inc.
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
CastleOak Securities, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman, Sachs & Co. toll-free at 1-866-471-2526, or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.